UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2021

AEMETIS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36475	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700

Cupertino, California 95014

(Address of Principal Executive Office) (Zip Code)

(408) 213-0940

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Title of class of registered securities	Ticker Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	AMTX	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On September 30, 2021, the Company issued a press release, posted to its website at www.aemetis.com, announcing entry into the Agreement between Aemetis Riverbank and Delta, a copy of which is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information furnished pursuant to this Item 7.02 of this Current Report on Form 8-K (including Exhibit 99.1 hereto) is being furnished and shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

Item 8.01. Other Events

Sustainable Aviation Fuel Sale Agreement

On September 23, 2021, Aemetis Advanced Products Riverbank, Inc. (“Aemetis Riverbank”), a wholly owned subsidiary of Aemetis, Inc. (the “Company”), entered into a Sustainable Aviation Fuel Sale Agreement (the “Agreement”) with Delta Air Lines, Inc. (“Delta”). In accordance with the terms of the Agreement, Aemetis Riverbank will supply, and Delta will purchase, approximately 25 million gallons of blended petroleum Jet A aviation fuel (“Petroleum Jet Fuel”) and sustainable aviation fuel (“SAF,” and as blended, the “Product”) each year for delivery during the 10-year period commencing January 1, 2024 and ending December 31, 2033. Following the expiration of the initial term, the Agreement shall automatically renew on the same terms and conditions for additional one-year terms, subject to written notice of non-renewal by either party at least six months prior to the end of the initial term or any renewal term.

Pursuant to the Agreement, Delta will sell to Aemetis Riverbank 15 million gallons of Petroleum Jet Fuel per year, which Aemetis Riverbank will blend with 10 million gallons of SAF to create the Product. The Product will then be sold by Aemetis Riverbank and delivered to Delta at a price reflecting the SAF premium as agreed to by the parties, subject to certain adjustments. In addition, the parties will allocate the aviation specific emissions credits generated in connection with the SAF, subject to certain conditions.

The Agreement also contains provisions regarding the product specifications and quality standards for the Products, the rights of a party in the event the other party does not comply with its obligations under the Agreement, and other customary contractual terms and conditions, including representations, warranties, covenants, insurance, confidentiality and indemnification provisions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

99.1	Press Release, dated September 30, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Aemetis, Inc.

September 30, 2021	By:	/s/ Eric A. McAfee
Eric A. McAfee
Chief Executive Officer

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